UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility and Qualification Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

___ Check if an application to determine eligibility
of a trustee pursuant to section 305(b)(2)

Deutsche Bank National Trust Company
(Exact name of trustee as specified in its charter)

300 South Grand Avenue Los Angeles, California 90071	13-3347003
(Address of principal executive offices)	(I.R.S. Employer Identification No.)

American Home Mortgage Securities LLC (Exact name of obligor as specified in its charter)

Delaware	20-0103914
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

520 Broadhollow Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

American Home Mortgage Investment Trust, Series 2007-2 Mortgage-Backed Notes and Grantor Trust Certificates
(Title of the Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS
Office of the Comptroller of the Currency	1114 Avenue of the Americas, Suite 3900 New York, New York 10036

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

Exhibit 1 -
Articles of Association as amended on April 15, 2002.

Exhibit 2 -
Certificate of the Comptroller of the Currency dated February 6, 2007.

Exhibit 3 -
Certification of Fiduciary Powers dated February 6, 2007.

Exhibit 4 -
Existing By-Laws of Deutsche Bank National Trust Company as amended dated May 21, 2003.

Exhibit 5 -
Not Applicable.

Exhibit 6 -
Consent of Deutsche Bank National Trust Company required by Section
321(b) of the Act.

Exhibit 7 -
Reports of Condition of Deutsche Bank National Trust Company, dated as of December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Santa Ana, and State of California, on the 27th day of March, 2007.

Deutsche Bank National Trust Company
By: /s/ Ronaldo Reyes
Ronaldo Reyes
Vice President